Exhibit 99.1
Perimeter Solutions Reports First Quarter 2025 Financial Results
May 8, 2025
First quarter Net Income of $56.7M and Adjusted Net Income of $4.1M
Strong execution and early season fire activity drove first quarter Adjusted EBITDA of $18.1M
First quarter Earnings Per Diluted Share of $0.36 and Adjusted Earnings Per Diluted Share of $0.03
First IMS add-on product line acquisitions completed
Clayton, Missouri, May 8, 2025 – Perimeter Solutions, Inc. (NYSE: PRM) (“Perimeter” or the “Company”), a leading global solutions provider for the Fire Safety and Specialty Products industries, today reported financial results for its first quarter ended March 31, 2025.
First Quarter 2025 Results
•Net sales increased 22% to $72.0 million in the first quarter, as compared to $59.0 million in the prior-year quarter.
•Fire Safety net sales increased 48% to $37.2 million, as compared to $25.2 million in the prior year quarter.
•Specialty Products net sales increased 3% to $34.9 million, as compared to $33.9 million in the prior year quarter.
•Net income during the first quarter was $56.7 million, or $0.36 per diluted share, as compared to a net loss of $82.6 million, or $0.57 loss per diluted share in the prior year quarter.
•First quarter non-GAAP adjusted earnings per share was $0.03, as compared to adjusted loss per share of $0.01 in the prior year quarter.
•Adjusted EBITDA increased 49% to $18.1 million in the first quarter, as compared to $12.1 million in the prior year quarter.
•Fire Safety Adjusted EBITDA increased to $10.1 million, as compared to a loss of $0.2 million in the prior year quarter.
•Specialty Products Adjusted EBITDA decreased 35% to $8.0 million, as compared to $12.4 million in the prior year quarter.
•Reconciliation tables for non-GAAP measures are available in the attached schedules.
Capital Allocation
•On March 28, 2025, Perimeter acquired the assets and technical data rights of certain product lines from a third party for a total purchase price of $10.0 million. The product lines will be integrated into Perimeter’s IMS business within the Specialty Products segment.
•The Company repurchased 0.9 million shares of Common Stock at an average price of $9.19 per share during the quarter ended March 31, 2025.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Thursday, May 8, 2025 to discuss financial results for the first quarter 2025. The conference call can be accessed by dialing (833) 316-1983 (toll-free) or (785) 838-9310 (toll) and using Conference ID “Perimeter”.
The conference call will also be webcast simultaneously on Perimeter’s website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
Following the live webcast, a replay will be available on the Company’s website. A telephonic replay will also be available approximately three hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll) and using Access ID “13753257”. The telephonic replay will be available until June 7, 2025 (11:59 p.m. ET).
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider for the Fire Safety and Specialty Products industries. The Company’s business is organized and managed in two reporting segments: Fire Safety and Specialty Products.
The Fire Safety segment is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our Fire Safety segment also offers specialized equipment and services, typically in conjunction with our fire management products to support our customers’ firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations globally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers’ needs, and a “never-fail” service network. The segment sells products to government agencies and commercial customers around the world.
The Specialty Products segment includes operations that develop, produce and market products for non-fire safety markets. The Company’s largest end market application for our Specialty Products segment is Phosphorus Pentasulfide (“P2S5”) based lubricant additives. P2S5 is also used in pesticide and mining chemicals applications, and emerging electric battery technologies. The Specialty Products segment also includes Intelligent Manufacturing Solutions (“IMS”), which is a manufacturer of electronic or electro-mechanical components of larger solutions. IMS has a flexible, vertically integrated production facility centered on its printed circuit board (“PCB”) line that allows it to acquire and produce a variety of product lines across a range of end markets, including large medical systems, communications infrastructure, energy infrastructure, defense systems, and industrial systems, with a substantial focus on aftermarket repair and replacement.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Shareholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.

Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, Inc.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net sales	$72,030	$59,044
Cost of goods sold	43,877	38,342
Gross profit	28,153	20,702
Operating expenses:
Selling, general and administrative expense	16,299	13,462
Amortization expense	14,099	13,771
Founders advisory fees - related party	(80,613)	68,333
Other operating expense	561	—
Total operating expenses	(49,654)	95,566
Operating income (loss)	77,807	(74,864)
Other expense (income):
Interest expense, net	9,644	10,648
Foreign currency (gain) loss	(1,159)	1,293
Other expense, net	143	27
Total other expense, net	8,628	11,968
Income (loss) before income taxes	69,179	(86,832)
Income tax (expense) benefit	(12,493)	4,274
Net income (loss)	56,686	(82,558)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	7,885	(5,543)
Total comprehensive income (loss)	$64,571	$(88,101)
Earnings (loss) per share:
Basic	$0.38	$(0.57)
Diluted	$0.36	$(0.57)
Weighted average number of shares outstanding:
Basic	148,556,284	145,326,933
Diluted	156,727,696	145,326,933

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$200,050	$198,456
Accounts receivable, net	44,651	56,048
Inventories	122,714	116,347
Prepaid expenses and other current assets	18,028	23,173
Total current assets	385,443	394,024
Property, plant and equipment, net	67,686	64,777
Operating lease right-of-use assets	17,184	17,298
Finance lease right-of-use assets	6,088	6,173
Goodwill	1,039,306	1,034,543
Customer lists, net	629,616	637,745
Technology and patents, net	172,864	173,307
Tradenames, net	86,209	87,365
Other assets, net	750	1,162
Total assets	$2,405,146	$2,416,394
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,128	$23,519
Accrued expenses and other current liabilities	35,773	30,450
Founders advisory fees payable - related party	11,402	6,677
Deferred revenue	6,406	1,842
Total current liabilities	73,709	62,488
Long-term debt, net	668,104	667,774
Operating lease liabilities, net of current portion	15,395	15,540
Finance lease liabilities, net of current portion	5,975	6,013
Deferred income taxes	161,314	152,203
Founders advisory fees payable - related party	148,068	240,083
Preferred stock	111,066	109,966
Preferred stock - related party	2,831	2,831
Other liabilities	2,314	2,226
Total liabilities	1,188,776	1,259,124
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value per share, 4,000,000,000 shares authorized; 171,267,518 and 169,426,114 shares issued; 148,775,583 and 147,822,633 shares outstanding at March 31, 2025 and December 31, 2024, respectively	17	17
Treasury stock, at cost; 22,491,935 and 21,603,481 shares at March 31, 2025 and December 31, 2024, respectively	(136,010)	(127,827)
Additional paid-in capital	1,913,747	1,911,035
Accumulated other comprehensive loss	(31,347)	(39,232)
Accumulated deficit	(530,037)	(586,723)
Total stockholders’ equity	1,216,370	1,157,270
Total liabilities and stockholders’ equity	$2,405,146	$2,416,394

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$56,686	$(82,558)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Founders advisory fees - related party (change in fair value)	(80,613)	68,333
Depreciation and amortization expense	16,893	16,412
Interest and payment-in-kind on preferred shares	1,833	1,764
Share-based compensation	2,671	1,742
Non-cash lease expense	1,395	1,392
Deferred income taxes	8,927	(4,835)
Amortization of deferred financing costs	444	427
Foreign currency (gain) loss	(1,159)	1,293
Loss (gain) on disposal of assets	3	(10)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	11,830	874
Inventories	2,145	231
Prepaid expenses and current other assets	766	(1,819)
Accounts payable	(3,513)	(7,208)
Deferred revenue	4,564	—
Income taxes payable, net	1,660	(174)
Accrued expenses and other current liabilities	7,253	10,947
Founders advisory fees - related party (cash settled)	(6,677)	(2,702)
Operating lease liabilities	(994)	(838)
Financing lease liabilities	(127)	(130)
Other, net	(241)	(355)
Net cash provided by operating activities	23,746	2,786
Cash flows from investing activities:
Purchase of property and equipment	(4,813)	(1,553)
Proceeds from short-term investments	—	1,081
Purchase of businesses, net of cash acquired	(10,000)	—
Net cash used in investing activities	(14,813)	(472)
Cash flows from financing activities:
Common stock repurchased	(8,183)	—
Ordinary shares repurchased	—	(14,278)
Proceeds from exercise of options	41	—
Principal payments on finance lease obligations	(251)	(172)
Net cash used in financing activities	(8,393)	(14,450)
Effect of foreign currency on cash and cash equivalents	1,054	(758)
Net change in cash and cash equivalents	1,594	(12,894)
Cash and cash equivalents, beginning of period	198,456	47,276
Cash and cash equivalents, end of period	$200,050	$34,382
Supplemental disclosures of cash flow information:
Cash paid for interest	$6	$151
Cash paid for income taxes	$530	$818

Non-GAAP Financial Metrics

The Company provides non-GAAP financial measures for Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share data as supplemental information regarding the Company’s business performance. The Company believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of the Company’s past financial performance and future results. The Company’s management uses these non-GAAP financial measures when it internally evaluates the performance of its business and makes operating decisions, including internal operating budgeting, performance measurement, and discretionary compensation.

Adjusted EBITDA

The computation of Adjusted EBITDA is defined as income (loss) before income taxes plus net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items. These items include (i) restructuring and transaction related costs (ii) founder advisory fee expenses, (iii) stock compensation expense and (iv) foreign currency loss (gain). To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EBITDA, which is a non-GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company’s operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

(Unaudited)	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
	Fire Safety	Specialty Products	Total	Fire Safety	Specialty Products	Total
Income (loss) before income taxes	$58,878	$10,301	$69,179	$(84,411)	$(2,421)	$(86,832)
Depreciation and amortization	12,765	4,128	16,893	12,890	3,522	16,412
Interest and financing expense	5,954	3,690	9,644	10,114	534	10,648
Founders advisory fees - related party	(69,327)	(11,286)	(80,613)	58,766	9,567	68,333
Non-recurring expenses (1)	234	1,234	1,468	375	165	540
Stock-based compensation expense	1,576	1,095	2,671	1,449	293	1,742
Foreign currency loss (gain)	5	(1,164)	(1,159)	576	717	1,293
Adjusted EBITDA	$10,085	$7,998	$18,083	$(241)	$12,377	$12,136

(1)For the three months ended March 31, 2025, $0.6 million was related to acquisition costs, $0.4 million was related to the Redomiciliation Transaction and $0.5 million was related to restructuring and other non-recurring costs. For the three months ended March 31, 2024, $0.5 million was related to restructuring and other non-recurring costs.

Adjusted Earnings Per Share

The computation of Adjusted Earnings Per Share (“Adjusted EPS”) is defined as Adjusted Net Income (loss) divided by adjusted diluted shares. Adjusted Net Income is defined as net income (loss) plus amortization, certain non-recurring, unusual or non-operational items, and the tax impact of these non-GAAP adjustments. These adjustments include (i) restructuring and transaction related costs (ii) founder advisory fee expenses, (iii) stock compensation expense and (iv) foreign currency loss (gain). Adjusted diluted shares is the weighted average diluted shares outstanding, adjusted by adding dilution for options and warrants excluded under U.S. GAAP due to a net loss, less dilution related to Founders advisory fees. To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EPS, which is a non-GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EPS and Adjusted Net Income should not be considered alternatives to GAAP earnings per share (“GAAP EPS”), net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands, except share and per share data).

(Unaudited)	Three Months Ended March 31,
	2025	2024
GAAP net income (loss)	$56,686	$(82,558)
Adjustments:
Amortization	14,099	13,771
Founders advisory fees - related party	(80,613)	68,333
Non-recurring expenses (1)	1,468	540
Stock-based compensation expense	2,671	1,742
Foreign currency (gain) loss	(1,159)	1,293
Tax impact of non-GAAP adjustments (2)	10,937	(5,191)
Adjusted Net Income (loss)	$4,089	$(2,070)

Shares used in computing GAAP Earnings Per Share (diluted)	156,727,696	145,326,933
Options (3)	—	—
Warrants (3)	—	—
Shares underlying Founders fixed advisory fees (4)	(7,071,183)	—
Shares underlying Founders variable advisory fees (5)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	149,656,513	145,326,933

GAAP Earnings (Loss) Per Share (diluted)	$0.36	$(0.57)
Adjusted Earnings (Loss) Per Share (diluted)	$0.03	$(0.01)
____________________

(1)
For the three months ended March 31, 2025, $0.6 million was related to acquisition costs, $0.4 million was related to the Redomiciliation Transaction and $0.5 million was related to restructuring and other non-recurring costs. For the three months ended March 31, 2024, $0.5 million was related to restructuring and other non-recurring costs.

(2)	The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(3)	The Company adds back the dilutive impact of options and warrants if amounts were excluded for purposes of GAAP EPS due to a GAAP net loss during the period.
(4)	As of March 31, 2025 and 2024, a maximum of 2.4 million shares were expected to be issued within 12 months under the Founders fixed advisory fee.
(5)	Based on period end market prices, no shares were issuable under the Founders variable advisory fee.